Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER
                          AMONG VIVID HOLDINGS, INC.,
                            VIVID PUBLISHING, INC.,
                   THE STOCKHOLDERS OF VIVID HOLDINGS, INC.,
                         MODEM MEDIA.POPPE TYSON, INC.
                                      AND
                      MODEM MEDIA.POPPE TYSON MERGER CORP.

                         Dated as of December 17, 1999

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                               TABLE OF CONTENTS
                             ----------------------
                                                                           PAGE
                                                                           ----

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions...................................................1
SECTION 1.02.  Other Defined Terms...........................................8
SECTION 1.03.  Accounting Terms..............................................9
SECTION 1.04.  Singular and Plural Forms.....................................9
SECTION 1.05.  Gender Forms..................................................9

                                   ARTICLE 2
                                  THE MERGER

SECTION 2.01.  The Merger....................................................9
SECTION 2.02.  Closing......................................................10
SECTION 2.03.  Effective Time of the Merger.................................10
SECTION 2.04.  Certificate of Incorporation.................................10
SECTION 2.05.  By-laws......................................................10
SECTION 2.06.  Directors....................................................10
SECTION 2.07.  Officers.....................................................10

                                   ARTICLE 3
                             CONVERSION OF SHARES

SECTION 3.01.  Effect on Capital Stock......................................11
SECTION 3.02.  Surrender of Certificates Representing Shares................12
SECTION 3.03.  Dividends; Transfer Taxes....................................13
SECTION 3.04.  No Fractional Shares.........................................13
SECTION 3.05.  Closing of Company Transfer Books............................14
SECTION 3.06.  Stock Options................................................14
SECTION 3.07.  Exchange of Certain Indebtedness.............................14

                                   ARTICLE 4
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, OPERATING SUB AND THE
                                 STOCKHOLDERS

SECTION 4.01.  Organization and Good Standing...............................15
SECTION 4.02.  Corporate Records............................................15


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                                                                           PAGE
                                                                           ----
SECTION 4.03.  Corporate Power and Authority................................16
SECTION 4.04.  Governmental Authorization...................................16
SECTION 4.05.  Capitalization...............................................16
SECTION 4.06.  Subsidiaries.................................................17
SECTION 4.07.  No Violation.................................................17
SECTION 4.08.  Approvals....................................................18
SECTION 4.09.  Financial Statements; No Undisclosed Liabilities.............18
SECTION 4.10.  Absence of Certain Changes...................................19
SECTION 4.11.  Leases of Personal Property; Material Contracts; No
               Default......................................................21
SECTION 4.12.  Intellectual Property Matters................................23
SECTION 4.13.  Year 2000 Compliance Matters.................................26
SECTION 4.14.  Litigation...................................................26
SECTION 4.15.  Compliance with Laws.........................................27
SECTION 4.16.  Taxes........................................................27
SECTION 4.17.  Insurance....................................................31
SECTION 4.18.  Employee Benefit Plans.......................................31
SECTION 4.19.  Environmental Matters........................................33
SECTION 4.20.  Labor Matters................................................33
SECTION 4.21.  Title to Property............................................34
SECTION 4.22.  Personal Property............................................34
SECTION 4.23.  Real Property................................................34
SECTION 4.24.  Sales Representatives and Customers..........................35
SECTION 4.25.  Accounts Receivable..........................................35
SECTION 4.26.  Inventory....................................................36
SECTION 4.27.  Safe Deposit Boxes and Bank Accounts.........................36
SECTION 4.28.  Finders' or Advisors' Fees...................................36
SECTION 4.29.  Ownership of Operating Sub...................................36
SECTION 4.30.  Related-party Transactions...................................36
SECTION 4.31.  Disclosure...................................................37

                                   ARTICLE 5
          SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

SECTION 5.01.  Validity, Power and Authority................................37
SECTION 5.02.  Absence of Conflicts.........................................38
SECTION 5.03.  Valid Title..................................................38
SECTION 5.04.  Investment Representations...................................38


                                       ii

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                                                                           PAGE
                                                                           ----
                                   ARTICLE 6
      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ACQUISITION SUB

SECTION 6.01.  Organization and Good Standing...............................39
SECTION 6.02.  Corporate Records............................................39
SECTION 6.03.  Corporate Power and Authority................................39
SECTION 6.04.  SEC Documents; Undisclosed Liabilities.......................40
SECTION 6.05.  Finders' or Advisors' Fees...................................40
SECTION 6.06.  Interim Operations of Acquisition Sub........................40
SECTION 6.07.  Valid Issuance of Shares.....................................41

                                   ARTICLE 7
         COVENANTS OF THE COMPANY, OPERATING SUB AND THE STOCKHOLDERS

SECTION 7.01.  Conduct of the Company.......................................41
SECTION 7.02.  Consents and Approvals.......................................43
SECTION 7.03.  Stockholder Approval.........................................43
SECTION 7.04.  No Solicitation of Transaction...............................43
SECTION 7.05.  Audited Financials...........................................44
SECTION 7.06.  Parachute Payments...........................................44

                                   ARTICLE 8
                         COVENANTS OF THE STOCKHOLDERS

SECTION 8.01.  Compliance with Laws.........................................45
SECTION 8.02.  Conduct of the Company.......................................45
SECTION 8.03.  Stockholder Approval.........................................45
SECTION 8.04.  Spousal Consents.............................................45

                                   ARTICLE 9
      COVENANTS OF THE PURCHASER AND ACQUISITION SUB PENDING THE CLOSING

SECTION 9.01.  Consents and Approvals.......................................45
SECTION 9.02.  Form S-8.....................................................45
SECTION 9.03.  Interim Funding..............................................46

                                  ARTICLE 10
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AND
                                ACQUISITION SUB

SECTION 10.01.  Representations and Warranties True.........................46
SECTION 10.02.  Performance of Covenants....................................46


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                                                                           PAGE
                                                                           ----
SECTION 10.03.  No Governmental Proceeding..................................46
SECTION 10.04.  Approval of Stockholders....................................46
SECTION 10.05.  Certificates................................................47
SECTION 10.06.  Consents....................................................47
SECTION 10.07.  Payment of Company Indebtedness.............................47
SECTION 10.08.  No Material Adverse Effect..................................47
SECTION 10.09.  Delivery of Good Standing Certificates and Corporate
                Resolutions.................................................47
SECTION 10.10.  Notes Receivable............................................47
SECTION 10.11.  Spousal Consents............................................47
SECTION 10.12.  Escrow Agreement............................................48
SECTION 10.13.  Audited Financial Statements................................48
SECTION 10.14.  Purchase of the Residual Shares.............................48
SECTION 10.15.  Warrant Exercise............................................48
SECTION 10.16.  Noncompetition Agreements...................................48
SECTION 10.17.  FIRPTA Certificate..........................................48

                                  ARTICLE 11
     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY, OPERATING SUB
                             AND THE STOCKHOLDERS

SECTION 11.01.  Representations and Warranties True.........................49
SECTION 11.02.  Performance of Covenants....................................49
SECTION 11.03.  No Governmental Proceeding..................................49
SECTION 11.04.  Certificates................................................49
SECTION 11.05.  Delivery of Good Standing Certificates and Corporate
         Resolutions........................................................49
SECTION 11.06.  Escrow Agreement............................................50
SECTION 11.07.  Payment of Company Indebtedness.............................50
SECTION 11.08.  Purchase of the Residual Shares.............................50

                                  ARTICLE 12
                                   INDEMNITY

SECTION 12.01.  Indemnification.............................................50
SECTION 12.02.  Notice of Claims............................................51
SECTION 12.03.  Matters Involving Third Parties.............................52
SECTION 12.04.  Release.....................................................52


                                      iv

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                                                                           PAGE
                                                                           ----
                                  ARTICLE 13
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 13.01.  Termination.................................................53
SECTION 13.02.  Effect of Termination.......................................53
SECTION 13.03.  Amendment...................................................54
SECTION 13.04.  Extension, Waiver...........................................54

                                  ARTICLE 14
                               OTHER AGREEMENTS

SECTION 14.01.  Best Efforts................................................54
SECTION 14.02.  Access to Information.......................................55
SECTION 14.03.  Public Announcements........................................55
SECTION 14.04.  Notices of Certain Events...................................55
SECTION 14.05.  Expenses....................................................56
SECTION 14.06.  Specific Performance; Injunctive Relief.....................56
SECTION 14.07.  Issuance of New Share Options...............................56

                                  ARTICLE 15
                                 MISCELLANEOUS

SECTION 15.01.  Entire Agreement............................................57
SECTION 15.02.  Assignment..................................................57
SECTION 15.03.  Governing Law and Venue.....................................57
SECTION 15.04.  Waiver of Jury Trial........................................57
SECTION 15.05.  Headings and Exhibits.......................................57
SECTION 15.06.  Survival of Representations, Warranties and
                Covenants...................................................58
SECTION 15.07.  Notices.....................................................58
SECTION 15.08.  Counterparts................................................59
SECTION 15.09.  Severability................................................59


EXHIBITS

Exhibit A       Form of Warrant Exercise Agreement
Exhibit B       Form of Consent of Spouse
Exhibit C       Form of Note Exchange Agreement


                                       v

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 17, 1999, is made and entered into among MODEM MEDIA.POPPE TYSON, INC., a Delaware corporation (the "Purchaser"), MODEM MEDIA.POPPE TYSON MERGER CORP., a Delaware corporation ("Acquisition Sub"), VIVID HOLDINGS, INC., a Delaware corporation (the "Company"), VIVID PUBLISHING, INC. (d/b/a Vivid Studios), a California corporation ("Operating Sub"), and the STOCKHOLDERS of the Company (as defined herein) as to certain provisions as provided herein.

     WHEREAS, the parties desire to enter into this Agreement with each other under the terms of which Acquisition Sub will merge with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of the Purchaser; and

     WHEREAS, Computer Associates (as defined herein) has entered into an agreement with the Purchaser and the Company to sell to the Purchaser all of the shares of capital stock it owns of Operating Sub; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger will be a reorganization described in Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, shall have the following meanings:

     (a) "Action" shall mean any action, claim, dispute, proceeding, suit or investigation (whether civil, criminal, administrative or investigative), or any appeal therefrom.

     (b) "Acquisition Sub Common Stock" shall mean the common stock of the Acquisition Sub, par value $1.00 per share.


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     (c) "Affiliate" shall mean any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the second degree, any director, officer or employee of such Person, any other Person of which such Person is a member, director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

     (d) "Agreement" shall mean this Agreement and Plan of Merger and shall include all of the Schedules and Exhibits, if any, attached hereto.

     (e) "Approval" shall mean any approval, authorization, consent, license, franchise, order, registration, permit or other confirmation of or by, or filing with, a Person.

     (f) "Audited Financial Statements" shall mean the audited balance sheet, income and cash flow statements of the Operating Sub at and for the year ended December 31, 1998 (and December 31, 1997 if Purchaser reasonably believes such additional statements are likely to be required by the SEC in connection with any SEC filing that the Purchaser reasonably expects to make in the next 12 months) and of the Company on a pro forma consolidated basis at and for the nine months ended September 30, 1999 which (i) meet the requirements of Regulation S-X promulgated by the Securities and Exchange Commission assuming that such financial statements were being prepared for inclusion in a registration statement on Form S-1 and (ii) are accompanied an opinion of independent public accountants to the Company and the Operating Sub on such financial statements which is unqualified (except with respect to going concern). The audited pro forma consolidated income statement of the Company for the nine months ended September 30, 1999 shall contain a compensation charge reasonably satisfactory to Purchaser and its independent public accountants.

     (g) "Balance Sheet Date" shall mean December 31, 1998.

     (h) "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday in the State of New York or a day on which commercial banks in the State of New York are permitted or authorized to close.

     (i) "CA Agreement" shall mean the Stock Purchase Agreement dated as of the date hereof by and among Computer Associates, the Purchaser and the Company.


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     (j) "CA Note" shall mean the promissory note with a face amount of
$8,300,000, dated as of June 30, 1999, issued by the Company, as maker, to Computer Associates.

     (k) "Closing Stock Price" shall mean the average of the closing sales prices per share of Purchaser Common Stock on the National Market System of NASDAQ for the ten consecutive trading days ending on the third Business Day immediately prior to Closing.

     (l) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     (m) "Company Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

     (n) "Company Indebtedness" shall mean the $200,000 "Asset/Release Payment" to be paid by Purchaser pursuant to the Computer Associates Agreement and all amounts owed by the Company pursuant to the CA Note and the Promissory Notes, plus any accrued but unpaid interest on such indebtedness through January 15, 2000, plus any early payment fees or "make whole" premiums paid by the Company in connection with the Closing and any related fees or expenses incurred or charged in connection therewith, including but not limited to, attorneys fees and charges for the release of Liens with respect to such indebtedness.

     (o) "Computer Associates" shall mean Computer Associates International, Inc., a Delaware corporation.

     (p) "Condition" shall mean, with respect to a Person, the business, liabilities, properties, prospects, assets, operations, results of operations and/or condition (financial or otherwise) of such Person.

     (q) "Damages" shall mean any claim, loss, deficiency (financial or otherwise), Liability, cost or expense (including, without limitation, reasonable attorneys' fees, costs and expenses) or damage of any kind or nature whatsoever.

     (r) "DGCL" shall mean the General Corporation Law of the State of Delaware.

     (s) "Environmental Laws" shall mean all currently existing foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials


                                       3

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into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

     (t) "Fully Diluted Company Shares" means the number of outstanding shares of Company Common Stock assuming the exercise in full of all outstanding options, warrants or other rights to acquire Company Common Stock (whether or not vested).

     (u) "GAAP" shall mean United States generally accepted accounting principles.

     (v) "Governmental Authority" shall mean any United States federal, state, local, foreign or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

     (w) "Hazardous Materials" shall mean any substance: (i) the presence of which requires or may require investigation or remediation of any kind under any Environmental Laws; (ii) which is defined as "hazardous waste," "hazardous material," "residual waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, CERCLA and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or
(iii) which is otherwise regulated pursuant to any applicable Environmental
Law.

     (x) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereto.

     (y) "Indemnified Party" shall mean any party entitled to indemnification pursuant to Section 12.01 hereof.

     (z) "Indemnifying Party" shall mean any party required to indemnify an Indemnified Party pursuant to Section 12.01 hereof.

     (aa) "Intellectual Property" means trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including


                                       4

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any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); computer programs, databases and compilations and documentation relating to the foregoing; "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons.

     (bb) "Interim Financial Statements" shall mean the unaudited balance sheet of the Company as of September 30, 1999 and the unaudited pro forma profit and loss statement of Operating Sub for the nine months ended September 30, 1999, each as previously delivered to the Purchaser.

     (cc) "Law" shall mean any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation) or administrative interpretation thereof, and any court, or arbitrator's order or process.

     (dd) "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

     (ee) "Lien" shall mean any lien, statutory lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, warrant or equity of any kind or nature.

     (ff) "Material Adverse Effect" shall mean, with respect to a Person, any change or effect that is or is likely to be, individually or in the aggregate with all other changes or effects, materially adverse to the Condition of such Person.

     (gg) "Person" shall mean any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature, including any business unit of such Person.

     (hh) "Post-Closing Tax Period" shall mean any Tax period beginning after the Closing Date; and, with respect to a Tax period that begins on or before


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the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

     (ii) "Pre-Closing Tax Period" shall mean any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

     (jj) "Promissory Notes" shall mean all outstanding promissory notes issued by the Company, as maker, to the Stockholders and third parties (other than the CA Note) as described in Schedule 1.01(jj) hereto.

     (kk) "Purchaser Common Stock" shall mean the Class A common stock of the Purchaser, par value $.001 per share.

     (ll) "Representatives" shall mean with respect to any Person, its shareholders, employees, officers, directors, investment bankers, attorneys, agents, representatives or Affiliates.

     (mm) "Residual Shares" shall mean all issued and outstanding shares of Operating Sub other than those directly owned by the Company, all of which are owned by Computer Associates.

     (nn) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereto.

     (oo) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereto.

     (pp) "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case used in or necessary for the conduct of the Company's or its Subsidiaries' business as currently conducted or contemplated to be conducted.

     (qq) "Stock Option" shall mean an option granted to a Company employee pursuant to the Company's 1999 Stock Incentive Plan and set forth on Schedule 3.06.

     (rr) "Stockholders" shall mean any and all of the following individuals:
Craig Wingate, Ken Fromm and Nathan Shedroff.


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     (ss) "Subsidiary" when used with respect to any Person means any other
Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

     (tt) "Tax" shall mean any United States federal, state or local or foreign income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding (including withholding or amounts paid to or by any Person), payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, additional amounts or assessments with respect thereto, whether disputed or not, (ii) in the case of the Company or Operating Sub, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or Operating Sub to a Governmental Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or Operating Sub for the payment of any amount described in (i) or
(ii) as a result of any existing express or implied Tax Indemnification
Agreement.

     (uu) "Tax Law" shall mean the Law (including any applicable legislative history, existing and proposed regulations, published rulings and court decisions or any administrative pronouncement) of any Governmental Authority relating to any Tax.

     (vv) "Tax Period" shall mean with respect to any Tax, the period for which the Tax is reported as provided under the applicable Tax Law.

     (ww) "Tax Return" shall mean any federal, state, local or foreign return, declaration, report, claim for refund, amended return, declaration of estimated Tax or information return or statement relating to Taxes, and any schedule, exhibit, attachment or other materials submitted with any of the foregoing, and any amendment thereto.


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


     (xx) "Trade Secrets" means any and all technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies used in or necessary for the conduct of the Company's or its Subsidiaries' business as currently conducted or contemplated to be conducted.

     (yy) "Warrant" shall mean a warrant to purchase shares of the Company's Common Stock pursuant to a written warrant agreement and set forth on Schedule 3.06.

     SECTION 1.02. Other Defined Terms. The following terms shall have the meanings given such terms in the Sections set forth below:

     Term                                     Section
     Alternative Transaction                   7.04
     Assumed Options                           3.06
     Assumed Warrants                          3.07
     Audits                                    4.16(e)
     Buyer Party                              12.01(a)
     Buyer Parties                            12.01(a)
     CA Allocation                             3.01(a)(ii)
     CA Purchase Price                         1.01(l)
     Certificate of Merger                     2.03
     Closing                                   2.02
     Closing Date                              2.02
     Company Employee Plans                    4.18(a)
     Computer Associates Agreement             4.14(b)
     Constituent Corporations                  2.01
     Contracts                                 4.11(b)
     Date Data                                 4.13
     Date-Sensitive System                     4.13
     Domain Names                              4.12(h)
     Effective Time                            2.03
     ERISA                                     4.18(a)
     Escrow Agent                              3.02(b)
     Escrow Agreement                          3.02(b)
     Financial Statements                      4.09(a)
     Indemnification Escrow Fund               3.02(b)
     Indemnity Basket                         12.01(d)
     Interim Indebtedness                      9.03
     Leased Real Property                      4.23(b)
     Merger                                    2.01
     Non-Disclosure Agreement                 14.02


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


     Term                                     Section
     NSI                                       4.12(h)
     Operating Sub Common Stock                4.05(b)
     Option Shares                             4.05(a)
     Outstanding Shares                        4.05(a)
     Per Share Merger Consideration            3.01(a)
     Personal Property Leases                  4.11(a)
     Real Property Leases                      4.23(b)
     SEC Reports                               6.04
     Seller Party                             12.01(b)
     Seller Parties                           12.01(b)
     Stock Exchange Ratio                      3.01(b)
     Stock Value                               3.01(a)
     Surviving Corporation                     2.01
     Tax Indemnification Agreements            4.16(n)
     Third Party Claim                        12.03(a)
     Warrant Shares                            4.05(a)
     Year 2000 Compliant                       4.13

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistently applied.

     SECTION 1.04. Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

     SECTION 1.05. Gender Forms. The use herein of any gender word (such as "he" or "his") includes both the male and female genders.

                                   ARTICLE 2
                                   THE MERGER

     SECTION 2.01. The Merger. Subject to the terms and conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Acquisition Sub shall be merged with and into the Company (together with Acquisition Sub, the "Constituent Corporations") in accordance with this Agreement and the separate existence of Acquisition Sub shall cease (the "Merger"). The Company shall survive the Merger and the Company shall become a wholly-owned subsidiary of Purchaser and shall continue to be governed by the laws of the State of Delaware (as such, the


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


"Surviving Corporation"). The Merger shall have the effects set forth in
Section 259 of the DGCL.

     SECTION 2.02. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 (i) on January 15, 2000, (ii) if the conditions set forth in Articles 10 and 11 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) have not been fulfilled or waived in accordance with this Agreement prior to such date, within three Business Days after the day on which the last to be fulfilled or waived of such conditions shall be so fulfilled or waived or
(iii) at such other place and time or on such other date as the parties may agree in writing (the "Closing Date").

     SECTION 2.03. Effective Time of the Merger. The Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein. The Certificate of Merger filing shall be made as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Effective Time" shall mean the date and time on which such Certificate of Merger is so filed or at such later time as the parties shall designate therein.

     SECTION 2.04. Certificate of Incorporation. The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended as provided by Law and the Certificate of Incorporation, except that Article One thereof shall provide that the name of the Surviving Corporation shall be: "Vivid Holdings, Inc.".

     SECTION 2.05. By-laws. The By-Laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation unless and until amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation.

     SECTION 2.06. Directors. The directors of Acquisition Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by Law.

     SECTION 2.07. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

                                   ARTICLE 3
                              CONVERSION OF SHARES

     SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of either of the Constituent Corporations:

     (a) Conversion of Company Common Stock. (i) Each stockholder of the Company shall have his or her shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Company Common Stock to be cancelled in accordance with Section 3.01(b) hereof) converted into the right to receive such number of fully paid and nonassessable shares of Purchaser Common Stock as equals the product of the number of shares of Company Common Stock held by such stockholder at the Effective Time times the ratio (the "Stock Exchange Ratio"), calculated in accordance with Section 3.01(a)(ii) hereof (the "Per Share Merger Consideration"); provided, however, no fractional shares of Purchaser Common Stock shall be issued. Each of the shares of Company Common Stock converted in accordance with this paragraph shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration, upon the surrender of such certificate in accordance with Section 3.02 hereof.

          (ii) The Stock Exchange Ratio shall equal the quotient obtained by dividing the Per Share Value (x) by $64.42 or (y) if the Closing Stock Price shall be less than $42.50, by the price which would produce a Stock Exchange Ratio causing the number of shares of Purchaser Common Stock issued in connection with the Merger (including shares of Purchaser Common Stock exchanged for Promissory Notes pursuant to Section 3.07 and such shares issuable pursuant to the Assumed Options (assuming full vesting thereof)) to increase by 12% over the number of shares which would have been so issued if the Stock Value were $64.42 ((x) or (y), as applicable, the "Stock Value"). The "Per Share Value" shall equal the quotient obtained by dividing (i) $64,000,000 less the amount of the Company Indebtedness less the amount of the Interim Indebtedness by (ii) the sum of (A) the number of Fully Diluted Company Shares outstanding immediately prior to the Effective Time and (B) that number (the "CA Allocation") which is 10% of the sum of the Fully Diluted Company Shares plus the CA Allocation. As of the date hereof, the Fully Diluted Company Shares is 10,875,610 and the CA Allocation is 1,208,401. Schedule 3.01(a) sets forth a computation schedule used by the parties to illustrate the number of shares of Purchaser Common Stock which would be issued in connection with the Merger based on the capitalization of the Company as of the date hereof.

          (iii) If between the date of this Agreement and the Effective Time the Purchaser Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the Stock Exchange Ratio shall be correspondingly adjusted.

     (b) Cancellation of Treasury Stock. Each share of Company Common Stock held in the treasury of the Company, if any, immediately prior to the Effective Time shall be cancelled and retired and cease to exist.

     (c) Conversion of Acquisition Sub Common Stock. Each share of Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 3.02. Surrender of Certificates Representing Shares. (a) At the Effective Time, each Stockholder, upon surrender to the Purchaser of one or more certificates in valid form representing the shares of Company Common Stock, duly endorsed in blank or accompanied by duly executed stock powers, with all required stock transfer tax stamps affixed, and accompanied by a spousal consent where applicable, shall be entitled to receive the Per Share Merger Consideration in respect of the shares of common stock represented by such certificates, subject to the escrow arrangements described in Section 3.02(b) and in the Escrow Agreement. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Per Share Merger Consideration.

     (b) Notwithstanding the foregoing paragraph (a), all of the shares of Purchaser Common Stock issued pursuant to Section 3.01 with an aggregate Stock Value equal to $4.5 million assumed pursuant to Section 3.07 hereof held by the

Stockholders (the "Indemnification Escrow Fund") shall be delivered to a mutually agreeable escrow agent (the "Escrow Agent") on the Closing Date, together with executed but undated stock powers, to be held in accordance with the terms of the escrow agreement (the "Escrow Agreement") with the terms to be mutually agreed by the parties. The Indemnification Escrow Fund shall be maintained as security for the Indemnification obligations of the Stockholders pursuant to Article 12 hereof.

     SECTION 3.03. Dividends; Transfer Taxes. No dividends that are declared on Purchaser Common Stock will be paid to Persons entitled to receive certificates representing shares of Purchaser Common Stock until such Persons surrender their certificates representing shares of Company Common Stock. Upon such surrender, there shall be paid to the Person in whose name the certificates representing such shares of Purchaser Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Purchaser Common Stock between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Purchaser Common Stock are to be issued in a name other than that in which the certificate representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Person requesting such exchange shall pay to the Purchaser any transfer or other Taxes required by reason of the issuance of certificates for such shares of Purchaser Common Stock in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Purchaser that such Tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Purchaser nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Purchaser Common Stock or dividends thereon, in each case, delivered to a public official pursuant to applicable escheat Laws, and (ii) any shares of Purchaser Common Stock held by the Purchaser prior to surrender of certificates representing shares of Company Common Stock shall not be deemed issued.

     SECTION 3.04. No Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock pursuant to this Article 3 and no dividend, stock split or other change in the capital structure of Purchaser shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Purchaser Common Stock, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Purchaser Common Stock upon surrender of stock certificates for exchange pursuant to this Article 3 will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Closing Stock Price. For purposes of this Section 3.04, shares of Company Common Stock of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount of cash in respect of more than one share of Purchaser Common Stock.

     SECTION 3.05. Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing shares of Purchaser Common Stock.

     SECTION 3.06. Stock Options. At the Effective Time, each Stock Option which is outstanding and unexercised at the Effective Time, whether vested or unvested, shall by virtue of this Agreement and without any further action of the Company, the Purchaser or the holder of such option be assumed by the Purchaser and converted into an option (the "Assumed Options") to purchase that number of shares of Purchaser Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Stock Option immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, rounded to the nearest whole number of shares of Purchaser Common Stock, and the per share exercise price for the shares of Purchaser Common Stock will be equal to the quotient determined by dividing the exercise price per share at which such Stock Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio, and rounding the resulting exercise price to the nearest whole cent. Each of the Assumed Options will be subject to the same terms as governed the applicable Stock Options prior to their conversion. As a condition to the conversion of the Assumed Options, each holder of an Assumed Option will execute and sign an assumption agreement acknowledging, among other things, that the Purchaser cannot represent or guarantee that the Assumed Options will be "incentive stock options" as this term is defined in Section 422(b) of the Code. The holders and numbers of stock Options are set forth on
Schedule 3.06.

     SECTION 3.07. Exchange of Certain Indebtedness. The Promissory Notes described in Schedule 3.07 shall be exchanged into that number of shares of Purchaser Common Stock equal to the quotient of: (a) the aggregate principal amount of such Promissory Notes, plus any accrued interest, divided by (b) the Stock Value.

                                   ARTICLE 4
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY, OPERATING SUB AND THE
                                  STOCKHOLDERS

     The Company, Operating Sub and the Stockholders, jointly and severally, hereby represent and warrant to the Purchaser and Acquisition Sub, as of the date hereof and as of the Closing Date, as follows; provided, however, that the representations and warranties of Operating Sub are not to be deemed representations and warranties of its 10% shareholder, Computer Associates:

     SECTION 4.01. Organization and Good Standing. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted. The Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on the Company's business or operations or the Company's ability to consummate the transactions provided for or contemplated by this Agreement.
Schedule 4.01(a) hereto sets forth a true and complete list of all foreign jurisdictions in which the Company is so qualified or licensed and in good standing.

     (b) The Operating Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted. The Operating Sub is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on the Operating Sub's business or operations or the Operating Sub's ability to consummate the transactions provided for or contemplated by this Agreement. Schedule 4.01(b) hereto sets forth a true and complete list of all foreign jurisdictions in which the Operating Sub is so qualified or licensed and in good standing.

     SECTION 4.02. Corporate Records. Copies of the certificate of incorporation of the Company and Operating Sub, certified by the Secretary of State of the State of incorporation of each such corporation, and of the by-laws of the Company and Operating Sub, certified by the Secretary of each such corporation, heretofore delivered to the Purchaser are true and complete copies of such instrument as amended to the date of this Agreement. Such certificates of incorporation and by-laws of the Company and Operating Sub are in full force and effect. Neither the Company nor Operating Sub is in violation of any provision of its certificate of incorporation or by-laws.

     SECTION 4.03. Corporate Power and Authority. The Company and Operating Sub have the requisite corporate power and authority to execute and deliver this Agreement, perform their obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and Operating Sub, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Company and Operating Sub except for the required approval of the Company's stockholders in connection with the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes the legal, valid and binding obligation of each of the Company and Operating Sub, enforceable against each in accordance with its terms.

     SECTION 4.04. Governmental Authorization. The execution, delivery and performance by the Company and Operating Sub of this Agreement and the consummation by the Company and Operating Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

     SECTION 4.05. Capitalization. (a) The authorized capital stock of the Company consists solely of 30,000,000 shares of Company Common Stock. As of the date hereof and as of the Closing, there are (i) 1,400 shares of Company Common Stock issued and outstanding (the "Outstanding Shares"); (ii) 9,529,210 shares of Company Common Stock are issuable upon exercise of Stock Options (the "Option Shares"); and (iii) 1,345,000 shares of Company Common Stock are issuable upon exercise of the Warrants (the "Warrant Shares"). As of the date hereof, no shares of Company Common Stock were held as treasury shares.

     (b) The authorized capital stock of Operating Sub consists solely of 100,000 shares of common stock, no par value ("Operating Sub Common Stock"). There are 1,000 shares of Operating Sub Common Stock issued and outstanding, 900 of which are held by the Company and 100 of which are held by Computer Associates. There are no shares of Operating Sub Common Stock held as treasury shares.

     (c) All of the issued and outstanding shares of Company Common Stock and Operating Sub Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with all applicable Laws concerning the issuance of securities. Except as set forth above, there are not any shares of capital stock or voting securities of the Company or Operating Sub issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible or exchangeable securities or other agreements or commitments obligating the Company or Operating Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. There are not any notes, bonds, debentures or other indebtedness of the Company or Operating Sub having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of the Company or Operating Sub may vote. Except as set forth in
Schedule 4.05(c), there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or Operating Sub to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company or Operating Sub, and there are no irrevocable proxies with respect to shares of capital stock of the Company or Operating Sub. Except as set forth on Schedule 4.05(c), there are no agreements or arrangements pursuant to which the Company or Operating Sub is or could be required to register shares of Company Common Stock or Operating Sub Common Stock or other securities under the Securities Act.

     SECTION 4.06. Subsidiaries. Except as set forth on Schedule 4.06 and for the shares of Operating Sub Capital Stock held by the Company, neither the Company nor Operating Sub owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other business association or entity. All shares of capital stock of, or other ownership interests in, Operating Sub, directly or indirectly, owned by the Company are owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     SECTION 4.07. No Violation. Neither the execution and delivery of this Agreement by the Company or Operating Sub, the performance by them of their respective obligations hereunder, nor the consummation by it of the transactions contemplated hereby, will (a) contravene any provision of the certificate of incorporation or bylaws of the Company or Operating Sub; (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law; or (c) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Company or Operating Sub or binding on the Surviving Corporation after the Closing, require the consent of any other party to, constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company or Operating Sub under, any note, bond, license, franchise permit, approval, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Company or Operating Sub to which it is a party or by which it or any of its assets or properties constituting part of the business of the Company and Operating Sub are bound.

     SECTION 4.08. Approvals. (a) No declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Company or Operating Sub in connection with the execution, delivery or performance by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

     (b) The Company and Operating Sub have all material Approvals required for their operation and the use and ownership or leasing of their properties and assets that constitute part of the business, as currently operated, used, owned or leased. All of such Approvals are valid, in full force and effect and in good standing, except where the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company or Operating Sub. There is no proceeding pending or, to the knowledge of the Company, Operating Sub or any Stockholder, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of any such Approval.

     SECTION 4.09. Financial Statements; No Undisclosed Liabilities. (a)
Schedule 4.09(a) includes true, correct and complete copies of: (1) Operating Sub's unaudited, pro forma profit and loss statements for the years ended December 31, 1997 and 1998, and (2) the unaudited, pro forma consolidated balance sheet of the Company at December 31, 1997 and 1998, and (3) the Interim Financial Statements (collectively, the "Financial Statements"). Except as may otherwise be indicated therein, the Financial Statements (i) were compiled from the books and records of the Company regularly maintained by management, and
(ii) present fairly the pro forma results of operations of the Operating Sub for the periods indicated therein and the pro forma consolidated financial position of the Company as of the respective dates thereof (subject to normal year-end adjustments in the case of the Interim Financial Statements). As of the Closing, the Audited Financial Statements (including any related notes and schedules) (i) will be prepared in conformity with GAAP applied on a consistent basis, and (ii) will present fairly the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods indicated therein.

     (b) The Company Indebtedness is the only indebtedness for borrowed money of the Company or the Operating Sub. Except for the Company Indebtedness or as reflected in the Interim Balance Sheet, the Company and Operating Sub do not have, and as a result of the transactions contemplated by this Agreement, will not have, any Liabilities (whether absolute, accrued, contingent or otherwise, and whether due or to become due) and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, except for Liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of the Company and Operating Sub.

     (c) The books and records, minute books, stock record books, and other records of the Company and Operating Sub, all of which have been made available by the Company and Operating Sub, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company and Operating Sub contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of each of the Company and Operating Sub, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared as of the date hereof and are not contained in such minute book.

     (d) The computer and other office equipment listed on the balance sheet included in the Interim Financial Statements is owned by Operating Sub free and clear of all Liens, if any, except Liens relating to the Special Assets (as defined in the CA Agreement).

     SECTION 4.10. Absence of Certain Changes. Except as set forth on Schedule
4.10 or in the Interim Balance Sheet, since December 31, 1998, the Company and Operating Sub have conducted their respective businesses in the ordinary course, consistent with past practice, and there has not been:

     (a) any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or Operating Sub of any outstanding shares of their capital stock or any options, warrants, subscriptions, calls, rights, convertible securities or other securities, agreements or commitments which obligate the Company or Operating Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities;

     (c) any amendment of any term of any outstanding security of the Company or Operating Sub;

     (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or Operating Sub relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company or Operating Sub of any contract or other right, other than transactions, commitments, contracts, agreements, settlements or relinquishments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

     (e) any change in any method of accounting or accounting practice by the Company or Operating Sub, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

     (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or Operating Sub, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or Operating Sub, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company or Operating Sub, in each case, other than in the ordinary course of business consistent with past practice; or

     (g) any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered;

     (h) any making of any material loan, advance or capital contributions to or investment in any entity;

     (i) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or the Operating Sub that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

     (j) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or the Operating Sub, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Exchange Act of 1934.

     SECTION 4.11. Leases of Personal Property; Material Contracts; No Default.
(a) Schedule 4.11(a) hereto sets forth a true and complete list of each lease of personal property to which the Company or Operating Sub is a party or by which it or its properties or assets are bound which provides for payments in excess of $10,000 per annum and which has a remaining term in excess of one year (collectively, the "Personal Property Leases"). The Company has delivered or made available to the Purchaser a true and complete copy of each of the Personal Property Leases.

     (b) Schedule 4.11(b) hereto sets forth a true and complete list of all agreements to which the Company or Operating Sub is a party or by which it or any of its properties or assets are bound (collectively, the "Contracts"), of the following types: (i) employment agreements providing for annual compensation in excess of $50,000 with respect to any employee; (ii) agreements which limit or restrict the Company, Operating Sub or any Affiliate (including, after the Closing, the Purchaser, the Surviving Corporation and any Affiliate) from competing in any line of business included in the business of the Company and Operating Sub or otherwise in any other business, or from carrying on or expanding the nature or geographical scope of the business of the Company and Operating Sub anywhere in the world, or agreements which restrict the products, product lines or distribution channels in which the Company, Operating Sub or any Affiliate (including, after the Closing, the Purchaser, the Surviving Corporation or any Affiliate) can compete, other than limitations and restrictions relating to the use of patents, trademarks, trade names and copyrights and intellectual property licenses currently used by the Company or Operating Sub; (iii) agreements which limit or restrict the Company, Operating Sub and any Affiliate (including, after the Closing, the Purchaser, the Surviving Corporation and any Affiliate) from purchasing any raw materials, goods, supplies, services or products from any Person, including its subsidiaries and Affiliates, (iv) sales agency, distribution or manufacturers representatives' agreements which provide for compensation on a commission basis which compensation is expected to exceed $50,000 in the twelve month period ended September 30, 1999; (v) any agreement providing for the sale by the Company of the Operating Sub of materials, supplies, goods, services, equipment or other assets that provides for (A) annual payments to the Company and the Operating Sub of $100,000 or more or (B) aggregate payments to the Company and the Operating Sub of $100,000 or more; (vi) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); (vii) collective bargaining agreements or other Contracts with any labor union or other labor organization relating to wages, hours and other conditions of employment in effect as of the date hereof; (viii) loan agreements, notes, mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money, in each case pursuant to which the outstanding indebtedness is in excess of $50,000; (ix) material franchise and broker agreements between the Company or Operating Sub and any other Person; (x) license agreements in which the Company or the Operating Sub is licensor or licensee and under which the licensee thereunder has a payment obligation of more than $50,000 in the aggregate of guaranteed royalties during the respective remaining terms of such license agreements; (xi) powers of attorney (other than agency agreements and powers of attorney entered into in the ordinary course of business); (xii) partnership or joint venture agreements; (xiii) agreements with any Affiliate; and (xiv) any other agreement (other than purchase orders, agreements with third party service providers, "off-the-shelf" software licenses or arrangements and agreements with vendors and customers entered into on an arms-length basis in the ordinary course of business) requiring payments in excess of $100,000 during the remainder of its term. The Company has delivered or made available to the Purchaser a true and complete copy of each of the Contracts or other agreements listed on Schedule 4.11(b) hereto.

     (c) Except as set forth on Schedule 4.11(c) hereto, the Company and Operating Sub have performed in all material respects, or are now performing in all material respects, their obligations under, and are not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor have they received notice of any asserted claim of a material default by the Company or Operating Sub under, or a material breach or violation by the Company or Operating Sub of, any of the Personal Property Leases or Contracts and, to the knowledge of the Company, Operating Sub or any Stockholder, the other party or parties thereto are performing in all material respects and are not in violation thereunder. Each Contract and Personal Property Lease is in full force and effect in all material respects and is a valid and binding agreement of the Company or the Operating Sub in all material respects and, to the knowledge of the Company, Operating Sub or any Stockholder, the other parties thereto.

     (d) Neither the Company or Operating Sub is, or has ever been, a party to any contract with a Governmental Authority.

     SECTION 4.12. Intellectual Property Matters. (a) Except as set forth on
Schedule 4.12(a):

          (i) the Company has good and marketable title to all copyrights in and to the Software owned by the Company or Operating Sub, free and clear of any Lien, and to the knowledge of the Company and the Shareholders, such copyrights are not being challenged in any way;

          (ii) neither the Company nor Operating Sub has obtained any copyright registrations and has made no application for such registrations;

          (iii) no person or entity has any rights of renewal, reversion, or termination with respect to any copyrights owned by the Company or Operating Sub or any rights under such copyrights; and

          (iv) neither the Company nor Operating Sub has any registered or unregistered trademarks, trade names, service marks or pending applications to register trademarks, trade names, or service marks, related to the Software or any other products or services sold or licensed by it or which it otherwise uses in the conduct of its business.

     (b) Except as set forth on Schedule 4.12(b):

          (i) neither the Company nor Operating Sub owns or uses any patents or applications for patents; and

          (ii) none of the Intellectual Property owned by the Company or Operating Sub and sold or licensed by the Company or Operating Sub or other assets owned by the Company or Operating Sub or used in the conduct of its business comes within the scope of any claims included in any patent.

     (c) Except as set forth in Schedule 4.12(c), the Company and Operating Sub have taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets owned by the Company or Operating Sub, and any third parties who have knowledge of or access to information relating to such Trade Secrets have been put on notice and have entered into agreements that such Trade Secrets are proprietary to the Company and are not to be divulged or misused. All of the material Trade Secrets owned by the Company or Operating Sub are presently valid and protectable, are not part of the public domain (except insofar as they are part of the Form Agreements with the Company's or Operating Sub' customers), and, to the knowledge of the

Company and the Shareholders, have not been used, divulged, or appropriated for the benefit of any third parties or to the detriment of the Company or Operating Sub.

     (d) Neither the Company nor Operating Sub has infringed or misappropriated, or is infringing or misappropriating, on any Intellectual Property right of another Person and there is no claim pending or threatened in writing against the Company or Operating Sub with respect to any alleged infringement, misappropriation or dilution of any Intellectual Property right of another Person nor does the operation of the business of the Company or Operating Sub in the manner in which it has heretofore been operated or in which it is contemplated to be operated (including the sale or licensing of the Software) give rise to any such infringement, misappropriation or dilution. Neither the Company nor the Shareholders have any knowledge that any Person is infringing, misappropriating or diluting any Intellectual Property owned by the Company or Operating Sub.

     (e) Schedule 4.12(e) contains a complete and accurate list of all material Intellectual Property owned or used by the Company. The Company or Operating Sub has good and marketable right, title, and interest in and to the Intellectual Property listed on Schedule 4.12(e) (including the exclusive right to make, copy, sell, exploit, and provide to others the use of the Software and all derivative works thereof) free and clear of any Liens and adverse rights of every kind, nature, and description. To the knowledge of the Company and the Shareholders, neither the Company nor Operating Sub have, by any of its acts or omissions, or by acts or omissions of its affiliates, directors, officers, employees, agents, or Representatives caused any of its proprietary rights in the Intellectual Property owned by the Company or Operating Sub to be transferred, diminished, or adversely affected to any material extent.

     (f) Except as set forth in Schedule 4.12(f), all copies of the Software contain appropriate copyright legends; neither the Company nor the Shareholders have any knowledge that any third party is violating or has violated any of the Company's or Operating Sub's proprietary rights in any Intellectual Property; no third party has any interest in, or right to compensation from the Company or Operating Sub by reason of, the use, exploitation, or sale of any Intellectual Property (other than as set forth in the Form Agreements with the Company's or Operating Sub's customers); there are no restrictions on the ability of the Company (or any successor or assignee of the Company) or Operating Sub to use or otherwise exploit any Intellectual Property owned or used by the Company or Operating Sub, and such use or exploitation does not and will not obligate the Company (or any successor or assign of the Company, including Buyer) or Operating Sub to pay any royalty, fee, or other compensation to any person or entity; and neither the Company nor Operating Sub have received any notice in writing and do not have any knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

     (g) Schedule 4.12(g) contains: (i) a list of all material agreements (A) granting or obtaining any right to use or practice any rights in any Intellectual Property, (B) restricting the Company's or Operating Sub's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). Neither the Company nor Operating Sub is in violation of any of the License Agreements. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not limit in any way the Company's or Operating Sub's ability to use or provide the use of any Intellectual Property owned or used by the Company or Operating Sub.

     (h) All domain names listed on Schedule 4.12(h) (the "Domain Names") have been duly registered with Network Solutions, Inc. "NSI") through NSI's registration procedures, and are operating, accessible domain names. Neither the Company nor Operating Sub has waived, and each prior owner of such Domain Names has not waived with respect to any third parties, any rights in or to the Domain Names. Further, neither the Company nor Operating Sub has forfeited, and each prior owner of such Domain Names has not forfeited with respect to third parties, any benefits, entitlements or rights of renewal with respect to the Domain Names. The Company, Operating Sub and each prior owner of the Domain Names shall have taken all necessary steps to maintain in force each such Domain Name. At the expiration of the current registration period, the Company or Operating Sub shall have the unfettered right to renew in its name the registration of each of the Domain Names.

          (i) The Company or Operating Sub owns all equitable and legal title to the Domain Names.

         (ii) There are no Liens on any of the Domain Names.

        (iii) Neither NSI nor any third party has advised the Company or Operating Sub that any of the Domain Names infringe, dilute or interfere with the rights of any other party, or may infringe, dilute or interfere with the rights of any other party.

         (iv) NSI has not notified the Company or Operating Sub that any of the Domain Names have been placed on "hold" or are otherwise subject to a dispute or potential dispute pursuant to NSI's dispute resolution policy.

          (v) There are no claims pending or which may be validly brought against the continued use, or attempted or continued registration in the United States or throughout the world of any of the Domain Names. None of the Company, Operating Sub or any Stockholder is aware of any facts which would support any such claims, actual or potential.

     SECTION 4.13. Year 2000 Compliance Matters. As of the Closing Date, all material Date Data and Date-Sensitive Systems used by the Company in connection with its business as currently conducted , or in development or on order, are Year 2000 Compliant, or are reasonably expected to be Year 2000 Compliant in a timely manner. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any Software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data. "Year 2000 Compliant" means
(i) with respect to Date Data, that such data is in proper format and accurate for all dates in, or spanning, the twentieth and twenty-first centuries, and
(ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality, interoperability or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system, or in combination with other Software, hardware, or Content that is Year 2000 Compliant and properly interfaces with that Date-Sensitive System.

     SECTION 4.14. Litigation. (a) Except as set forth in Schedule 4.14, (i) there is no, and since January 1, 1998 there has not been any, Action pending against or affecting or, to the knowledge of the Company, Operating Sub or any Stockholder, threatened against or affecting, the Company or Operating Sub or any of their respective assets, properties or rights, or any of their respective officers or directors before any court or arbitrator or any other Governmental Authority and (ii) since January 1, 1998, there has been no material Action or dispute with any customer of the Company or Operating Sub. To the knowledge of the Company, Operating Sub or any Stockholder, there are no facts that would likely result in any such Action.

     (b) Neither the Company nor Operating Sub has any potential Action arising under that certain Stock Purchase Agreement dated as of June 30, 1999 by and among the Company, Operating Sub, Computer Associates, Platinum Technology International, Inc., a Delaware corporation, and Platinum Technology IP, Inc., a Delaware corporation (the "Computer Associates Agreement") against any of the Sellers (as such term is defined in the Computer Associates Agreement). The Sellers delivered to Operating Sub all of the Assets (as such term is defined in the Computer Associates Agreement) as provided by Section
5.1 of the Computer Associates Agreement, and did not fail to obtain any assignment, sublease or similar arrangement necessary to allow Operating Sub to continue to use such Assets. To the knowledge of the Company, Operating Sub or any Stockholder, none of the Sellers have any potential Action arising out of the Computer Associates Agreement.

     SECTION 4.15. Compliance with Laws. The Company and Operating Sub are, and since January 1, 1998 have been, in compliance in all material respects with all Laws applicable thereto, neither the Company nor Operating Sub is at present charged with or, to the knowledge of the Company, Operating Sub or any Stockholder, threatened with any charge concerning or under any investigation with respect to, any violation, in any material respect, of any provision of any Law, and neither the Company nor Operating Sub is in violation of or in default under, and to the knowledge of the Company, Operating Sub or any Stockholder, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority.

     SECTION 4.16. Taxes. Except as set forth on Schedule 4.16:

     (a) Each of the Company and Operating Sub has (x) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (y) timely paid all Taxes shown as due and payable on such Tax Returns);

     (b) The Company and Operating Sub have complied in all material respects with all applicable Tax Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code and employment withholding Taxes) and have, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be withheld and paid over under all applicable Tax Laws;

     (c) There are no Liens for Taxes upon the assets or properties of the Company or Operating Sub except for statutory Liens for current Taxes not yet due;

     (d) Neither the Company nor Operating Sub has requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company or Operating Sub;

     (e) No federal, state, local or foreign audits, review, or other Actions ("Audits") exist or have been initiated or threatened in writing with regard to any Taxes or Tax Returns of the Company or Operating Sub, and neither the Company nor Operating Sub has received any notice of such an Audit;

     (f) All Tax deficiencies which have been claimed, proposed or asserted against the Company or Operating Sub by any taxing authority have been fully paid or settled (and the amount of such settlement has been fully paid). No issue has been raised by any taxing authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent Tax Period. Neither the Company nor Operating Sub is subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any other taxing authority;

     (g) Neither the Company nor Operating Sub is required to include in income for any Post-Closing Tax Period any adjustment pursuant to Section 481(c) of the Code, by reason of any voluntary or involuntary change in accounting method for a Pre-Closing Tax Period (nor has any Governmental Authority proposed any such adjustment or change of accounting method);

     (h) Neither the Company nor Operating Sub will be required to include for a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period, including any distributions in a Pre-Closing Tax Period from a fiscally transparent entity and any income that would be includible in a Post-Closing Tax Period as a result of the installment method or the look-back method (as defined in Section 460(b) of the Code);

     (i) No power of attorney has been granted by or with respect to the Company or Operating Sub with respect to any matter relating to Taxes;

     (j) Neither the Company nor Operating Sub has filed a consent pursuant to
Section 341(f) of the Code (or any predecessor provision) or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code);

     (k) The reserves for Taxes (determined in accordance with GAAP consistently applied) for any Pre-closing Tax Period reflected in the Company's books and records (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate for the payment of all Taxes accruing through the date hereof. Since the date of the Interim Balance Sheet, neither the Company nor Operating Sub has incurred any liability for Taxes other than in the ordinary course of business;

     (l) Neither the Company nor Operating Sub is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, or in payments that will not be deductible by operation of
Section 162(m) of the Code;

     (m) Neither the Company nor Operating Sub has requested or received a ruling or determination from any Governmental Authority or signed a closing or other agreement with any Governmental Authority with regard to the Company or Operating Sub affecting any Tax Period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired;

     (n) Neither the Company nor Operating Sub (i) has received a tax opinion with respect to any transaction relating to the Company or Operating Sub other than a transaction in the ordinary course of business (ii) is a direct or indirect beneficiary of a guarantee of tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or tax opinion relating to the Company or Operating Sub or (iii) is a party to any understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code;

     (o) During the five-year period ending on the date hereof, neither the Company nor Operating Sub was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code;

     (p) The Federal income Tax Returns of the Company and Operating Sub for the Tax Periods ending before January 1, 1996 have been examined and closed by the appropriate Governmental Authority (or the applicable statue of limitations for the assessment of such taxes has expired);

     (q) Except for agreements deemed to arise by operation of law under
Section 1.1502-6 of the Treasury regulations promulgated under the Code (or any similar provision under state, local or foreign law) between the Company and Operating Sub, neither the Company nor Operating Sub is a party to, is bound by, or has any obligation under, any Tax sharing agreement that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any person's Tax liability, Tax indemnification agreement or similar contract, provision or arrangement (collectively, "Tax Indemnification Agreements"). As of the date of this Agreement, neither the Company nor Operating Sub is aware of any potential Liability to any Person (other than the Company and Operating Sub) as a result of, or pursuant to, any such Tax Indemnification Agreement;

     (r) The Company and Operating Sub have previously delivered or made available to the Purchaser complete and accurate copies of each of (a) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Authority relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company and Operating Sub and (b) the United States federal income Tax Returns, and those state, local and foreign income Tax Returns filed by the Company and Operating Sub (or on their behalf). The Company will deliver to the Purchaser all materials with respect to the foregoing for all matters arising after the date hereof;

     (s) Neither the Company nor Operating Sub has any or could have any Liability for Taxes of another Person (excluding the Company and Operating Sub) under Section 1.1502-6 of the treasury regulations promulgated under the Code (or any similar provision under state, local or foreign law), by contract or otherwise;

     (t) Neither the Company nor Operating Sub has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations (or similar provision under state, local or foreign law);

     (u) Neither the Company nor Operating Sub has taken any position on any Tax Return that could give rise to an understatement of United States federal income Tax liability within the meaning of Section 6662(d) of the Code;

     (v) No claim in writing has been made by a taxing authority in a jurisdiction where either the Company or Operating Sub does not file Tax Returns to the effect that the Company or Operating Sub is or may be subject to taxation by that jurisdiction;

     (w) Neither the Company nor Operating Sub owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property;

     (x) Each person granted a Stock Option by the Company is an employee of the Company for Federal income tax purposes.

     SECTION 4.17. Insurance. Schedule 4.17 hereto sets forth a true and complete list of all insurance policies or binders maintained by or for the benefit of the Company and Operating Sub and their respective directors, officers, employees or agents. The Company has delivered or made available to the Purchaser true and complete copies of such policies and binders. Except as set forth on Schedule 4.17 hereto, (a) all such policies or binders are in full force and effect and no premiums due and payable thereon are delinquent, (b) there are no pending material claims against such insurance policies or binders by the Company or Operating Sub as to which the insurers have denied liability,
(c) the Company and Operating Sub have complied in all material respects with the provisions of such policies and (d) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Company or Operating Sub to their insurers.

     SECTION 4.18. Employee Benefit Plans. (a) For purposes of this Agreement, the term "Company Employee Plans" shall mean and include: each management, consulting, non-compete, employment, severance or similar contract, plan, or arrangement, including, without limitation, all Company Stock Plans, arrangements or policies applicable to any director, former director, employee or former employee of the Company and each plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or director or former employee or director of the Company or any Subsidiary, or under which the Company has any Liability contingent or otherwise (including but not limited to each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding any such plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA). Neither the Company nor any of its Affiliates contributes to, or is required to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA. Schedule
4.18 sets forth a true, accurate and complete list of all Company Employee Plans. The Company has provided or made available to the Purchaser a complete and accurate copy of each Company Employee Plan, together with the most recent Form 5500 (if any) filed in connection therewith.

     (b) Each Company Employee Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any Affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Affiliate of the Company of incurring any such liability. All contributions required to be made under the terms of any Company Employee Plan have been made, and, where applicable to a Company Employee Plan, the Company and its Affiliates have complied with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each such Company Employee Plan.

     (d) Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, Operating Sub or any Stockholder, no circumstances exist which will adversely affect such qualification or exemption.

     (e) No director or officer or other employee of the Company or Operating Sub will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Stock Options or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby; and (ii) no payment made or to be made to any current or former employee or director of the Company or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (f) No Company Employee Plan provides material post-retirement health and medical, life or other insurance benefits for retired employees of the Company or Operating Sub nor has the Company or Operating Sub represented or promised to provide such benefits.

     (g) There has been no amendment to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Balance Sheet Date.

     (h) The Company and Operating Sub are in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company and Operating Sub are pending or threatened, nor are the Company and Operating Sub involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any employees, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no suits, Actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, Operating Sub or any Stockholder, threatened in connection with any Company Employee Plan, but excluding any of the foregoing which would not have a Material Adverse Effect on the Company.

     SECTION 4.19. Environmental Matters. No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, Action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, Operating Sub or any Stockholder, threatened by any Person against, the Company or Operating Sub, and no penalty has been assessed against the Company or Operating Sub, in each case, with respect to any matters relating to or arising out of any Environmental Law; the Company and Operating Sub are in compliance with all Environmental Laws; and there are no Liabilities of or relating to the Company or Operating Sub relating to or arising out of any Environmental Law and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability.

     SECTION 4.20. Labor Matters. There is no unfair labor practice charge or complaint against the Company or Operating Sub pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the knowledge of the Company, Operating Sub or any Stockholder, none is or has been threatened; there is no labor strike, dispute, request for representation, organizing activity, slowdown or stoppage actually pending against or affecting the Company or Operating Sub and, to the knowledge of the Company, Operating Sub or any Stockholder, none is or has been threatened. Neither the Company nor Operating Sub has engaged any individual as an independent contractor or made payments for services to be performed by any individual as an independent contractor who should be considered, under applicable Law, an employee of (rather than an independent contractor to) the Company or Operating Sub.

     SECTION 4.21. Title to Property. The Company and Operating Sub have good title to or a valid leasehold interest in or license to use all of their material properties and assets (real, personal, mixed, tangible and intangible) used by the Company or Operating Sub, free and clear of all Liens.

     SECTION 4.22. Personal Property. Schedule 4.22 hereto sets forth a true and complete list of all equipment and fixtures having an acquisition cost of $10,000 or more owned by the Company or Operating Sub. Except as set forth on
Schedule 4.22 hereto, all such assets are in substantially good condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put in the ordinary course of the business. All of the assets listed on Schedule 4.22 hereto, together with all other personal property owned by the Company and Operating Sub constitute, in the reasonable business judgment of the Company, all of the tangible personal property necessary for the operation of the business as it is currently operated (other than such personal property as may be leased or licensed by the Company and Operating Sub and other than those items, if any, the failure of which to own or lease would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company or Operating Sub).

     SECTION 4.23. Real Property. (a) Neither the Company nor Operating Sub has ever owned any real property.

     (b) Set forth on Schedule 4.23(b) hereto is a list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or Operating Sub uses or occupies or has the right to use or occupy, now or in the future, any real property used by the Company and Operating Sub (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property").

     (c) The Company and Operating Sub have performed in all material respects, or are now performing in all material respects, their obligations under, and are not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor have they received notice of any asserted claim of a material default by the Company or Operating Sub under, or a material breach or violation by the Company or Operating Sub of, any of the Real Property Leases and, to the knowledge of the Company, Operating Sub or any Stockholder, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

     (d) Neither the Company nor Operating Sub owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

     SECTION 4.24. Sales Representatives and Customers. Schedule 4.24 hereto sets forth a list of the top ten customers based on net sales of the Company and Operating Sub for the 12 months ended September 30, 1999. Except as set forth on Schedule 4.24 hereto, to the knowledge of the Company, Operating Sub or any Stockholder, the Company and Operating Sub enjoy good working relationships with their customers and under all of their respective sales representative and similar agreements necessary to the normal operation of their respective businesses. American Century Services Corporation has not indicated to the Company or the Operating Sub that it will stop, or decrease the rate of, buying products or services from the Company or the Operating Sub.

     SECTION 4.25. Accounts Receivable. The accounts receivable of the Company and Operating Sub (i) arose from bona fide sales transactions in the ordinary course of business, are payable on ordinary trade terms and are, to the knowledge of the Company, Operating Sub or any Stockholder, not subject to setoff, counterclaims or defense, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) do not represent obligations for goods sold on consignment or approval; (iv) do not represent obligations for goods sold on a sale-or-return basis for which no reserve has been recorded in the ordinary course in accordance with GAAP and the Company, Operating Sub and the Stockholders have no knowledge of any facts that would cause it to believe that the amount of such reserve is inappropriate, and (v) are fully collectible in the aggregate amount thereof, subject to reserves established on the Interim Balance Sheet or, with respect to accounts receivable arising subsequent to the date thereof, to reserves established in the ordinary course consistent with past practice and in accordance with GAAP. Schedule 4.25 hereto sets forth a description of any security arrangements and collateral (other than guarantees and letters of credit taken in the ordinary course of business and purchase money security interests) securing the repayment or other satisfaction of receivables of the Company and Operating Sub.

     SECTION 4.26. Inventory. Neither the Company nor Operating Sub maintains any inventory.

     SECTION 4.27. Safe Deposit Boxes and Bank Accounts. Schedule 4.27 sets forth a list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or Operating Sub maintains safe deposit boxes or lock boxes or bank accounts and the names of all persons authorized to have access to such boxes and accounts.

     SECTION 4.28. Finders' or Advisors' Fees. (a) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or Operating Sub or the Stockholders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     (b) Schedule 4.28(b) sets forth a complete and accurate list of the unbilled or unpaid fees and expenses incurred through November 30, 1999 and expected to be incurred through January 1, 2000 by the Company and the Operating Sub in connection with this Agreement and the transactions contemplated by this Agreement and not accrued on the Operating Sub's pro forma profit and loss statement for the nine-months ended September 30, 1999 (including the fees and expenses of the Company's legal counsel and accountants).

     SECTION 4.29. Ownership of Operating Sub. As of the date hereof, to the knowledge of the Company, Operating Sub or any Stockholder, Computer Associates has good and valid title to the Residual Shares, free and clear of all Liens.

     SECTION 4.30. Related-party Transactions. Except as set forth on Schedule 4.30, no employee, officer, or director of the Company or Operating Sub or member of his or her immediate family is currently indebted to the Company or Operating Sub, nor is the Company or Operating Sub indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on Schedule 4.30, to the knowledge of the Company, Operating Sub or any Stockholder, as of the date hereof none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or Operating Sub is affiliated or with which the Company or Operating Sub has a business relationship, or any firm or corporation that competes with the Company or Operating Sub, except that employees, officers, or directors of the Company or Operating Sub and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with the Company or Operating Sub or the Purchaser. As of the date hereof, except as set forth on Schedule 4.30, no employee, director, or officer of the Company or Operating Sub and no member of the immediate family of any employee, officer, or director of the Company or

Operating Sub is directly or indirectly interested in any material contract with the Company or Operating Sub.

     SECTION 4.31. Disclosure. No representation or warranty by the Company, Operating Sub or the Stockholders contained in this Agreement, and no representation, warranty or statement by the Company, Operating Sub or the Stockholders contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, Purchaser or Acquisition Sub pursuant hereto or in connection with the negotiation, execution or performance hereof, contains any untrue statement by the Company, Operating Sub or the Stockholders of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading. The financial projections relating to the Company and the Operating Sub delivered to Purchaser are made in good faith and are based on reasonable assumptions.

                                   ARTICLE 5
           SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders, severally as to such Stockholder himself and not jointly, represents and warrants to, and agrees with, as of the date hereof and as of the Closing Date, the Purchaser that:

     SECTION 5.01. Validity, Power and Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Stockholder of this Agreement and for the Merger hereunder, have been obtained; and such Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the shares to be converted hereunder. Each of the Stockholders has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Stockholders and this Agreement constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

     SECTION 5.02. Absence of Conflicts. The sale of the shares to be sold by such Stockholder hereunder and the compliance by such Stockholder with all of the provisions of this Agreement and the consummation by such Stockholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Stockholder is a party or by which such Stockholder is bound or to which any of the property or assets of such Stockholder is subject, nor will such action result in any violation of the provisions of or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Stockholder or the property of such Stockholder.

     SECTION 5.03. Valid Title. Such Stockholder has good and marketable title to the Company Common Stock to be converted pursuant to the Merger, free and clear of all Liens.

     SECTION 5.04. Investment Representations. Such Stockholder acknowledges and agrees with the Purchaser that the consideration to be received in the form of Purchaser Common Stock will not be registered under the Securities Act and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act. Such Stockholder further agrees that he has not entered and will not enter into any transaction or arrangement with respect to the sale, transfer or delivery of the Purchaser Common Stock, other than pursuant to any transaction that does not require registration under the Securities Act. Such Stockholder is acquiring the Purchaser Common Stock for his own account for investment and not with a view toward distribution in a manner which would violate the Securities Act. Such Stockholder represents that by reason of his business and financial experience he has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement. Such Stockholder further represents that he is able to bear the economic risk of an investment in the Purchaser Common Stock and has an adequate income independent of any income produced from an investment in the Purchaser Common Stock, sufficient net worth to sustain a loss of all of his investment in the Purchaser Common Stock without economic hardship if such a loss should occur. Such Stockholder represents that he is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. Such Stockholder represents that he is a resident of the State of California and has no present intention of becoming a resident of any other state or jurisdiction. Such Stockholder has been given access to all Purchaser documents, records, and other information of the Purchaser, has received physical delivery of all such documents, records and information which such Stockholder has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Purchaser as well as the Purchaser's officers, employees, agents, accountants, and representatives concerning the Purchaser's business, operations, financial condition, assets, Liabilities, and all other matters relevant to his investment in the Purchaser Common Stock.

                                   ARTICLE 6
      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ACQUISITION SUB

     The Purchaser and Acquisition Sub hereby represent and warrant to the Company, Operating Sub and the Stockholders as follows:

     SECTION 6.01. Organization and Good Standing. The Purchaser and Acquisition Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted. Each of the Purchaser and Acquisition Sub is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on the Purchaser's or Acquisition Sub's respective businesses or operations or their ability to consummate the transactions provided for or contemplated by this Agreement.

     SECTION 6.02. Corporate Records. Copies of the certificate of incorporation of the Company and Acquisition Sub, certified by the Secretary of State of the State of Delaware, and of the by-laws of the Purchaser and Acquisition Sub, certified by the Secretary of each such corporation, heretofore delivered to the Company are true and complete copies of such instrument as amended to the date of this Agreement. Such certificate of incorporation and by-laws of the Purchaser and Acquisition Sub are in full force and effect. Neither the Purchaser nor Acquisition Sub is in violation of any provision of its certificate of incorporation or by-laws.

     SECTION 6.03. Corporate Power and Authority. The Purchaser and Acquisition Sub have the requisite corporate power and authority to execute and deliver this Agreement, perform their obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and Acquisition Sub, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Purchaser and Acquisition Sub. This Agreement constitutes the legal, valid and binding obligation of each of the Purchaser and Acquisition Sub, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

     SECTION 6.04. SEC Documents; Undisclosed Liabilities. The Purchaser has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since December 31, 1998 (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, and none of the SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the SEC Reports comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     SECTION 6.05. Finders' or Advisors' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or Acquisition Sub who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION 6.06. Interim Operations of Acquisition Sub. Acquisition Sub was incorporated on December 9, 1999 solely for the purposes of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 6.07. Valid Issuance of Shares. The Purchaser Common Stock to be issued by Purchaser pursuant to this Agreement and the transactions contemplated hereby will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal securities law.

                                   ARTICLE 7
          COVENANTS OF THE COMPANY, OPERATING SUB AND THE STOCKHOLDERS

     The Company, Operating Sub and the Stockholders covenant and agree that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Purchaser or Acquisition Sub in writing:

     SECTION 7.01. Conduct of the Company. From the date of this Agreement until the Closing, the Company and Operating Sub shall conduct their respective businesses in the ordinary course consistent with past practice and shall use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing and, without the prior written consent of the Purchaser, from the date of this Agreement until the Closing:

     (a) Neither the Company nor Operating Sub will adopt or propose any change in its certificate of incorporation or by-laws;

     (b) Neither the Company nor Operating Sub will adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or Operating Sub;

     (c) Neither the Company nor Operating Sub will issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or Operating Sub;

     (d) Neither the Company nor Operating Sub will (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

     (e) Neither the Company nor Operating Sub will redeem, purchase or otherwise acquire directly or indirectly any shares of capital stock of the Company or Operating Sub;

     (f) Neither the Company nor Operating Sub will amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any employee or director stock options or other stock based awards;

     (g) Neither the Company nor Operating Sub will (i) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer or employee of the Company or Operating Sub, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or Operating Sub, (iii) increase any benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase (or amend the terms of) any compensation, bonus or other benefits payable to directors, officers or employees of the Company or Operating Sub or
(v) permit any director, officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan;

     (h) Neither the Company nor Operating Sub will acquire any assets or property of any other Person except in the ordinary course of business consistent with past practice;

     (i) Neither the Company nor Operating Sub will sell, lease, license or otherwise dispose of any assets or property except pursuant to existing contracts or commitments and except in the ordinary course of business consistent with past practice;

     (j) Except for any such change which is required by reason of a concurrent change in GAAP, neither the Company nor Operating Sub will change any method of accounting or accounting practice used by it;

     (k) Neither the Company nor Operating Sub will enter into any joint venture, partnership or other similar arrangement;

     (l) Neither the Company nor Operating Sub will take any action that would make any representation or warranty of the Company or Operating Sub hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

     (m) Neither the Company nor Operating Sub shall make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or make any discretionary decision which materially affects the computation of the Tax liability of the Company, if such action or decision would have the effect of increasing the Tax liability or reducing any Tax Asset of the Purchaser, the Company or any Subsidiary;

     (n) Neither the Company nor Operating Sub will enter into, amend or waive any provisions of any standstill agreement; and

     (o) Neither the Company nor Operating Sub will agree or commit to do any of the foregoing.

     SECTION 7.02. Consents and Approvals. The Company and Operating Sub shall use their best efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals from Government Authorities and, to the extent that the rights of the Company or Operating Sub under any material Contract would be impaired upon consummation of the Merger, all Approvals reasonably requested by the Purchaser or Acquisition Sub with respect to such Contracts or to obtain fulfillment of the conditions set forth in Article Ten hereof.

     SECTION 7.03. Stockholder Approval. The Company shall cause a special meeting of its stockholders to be duly called and held as soon as practicable after the date hereof, or take action by written consent for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby which require approval of the stockholders of the Company as provided for in the DGCL. The Company will, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement and will not rescind such recommendation.

     SECTION 7.04. No Solicitation of Transaction. The Company, Operating Sub and the Stockholders, shall not, and shall use their best efforts to cause their Representatives not to, directly or indirectly, take any of the following actions with any Person other than the Purchaser without the prior written consent of the Purchaser: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to either Company or Operating Sub, in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving either Company, Operating Sub or the acquisition of all or a substantial portion of the assets of, or any securities of, either Company (an "Alternative Transaction") (other than the information which either Company provides to other persons in the ordinary course of its business consistent with past custom and practice, so long as such Company and its shareholders have no reason to believe that the information may be utilized to evaluate an Alternative Transaction); (B) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring either Company to abandon, terminate or refrain from consummating a transaction with the Purchaser. Each of the Company and Operating Sub shall, and shall use its best efforts to cause its Representatives to, notify the Purchaser orally and in writing promptly upon receipt of any inquiry, offer or proposal with respect to an Alternative Transaction, including the identity of the party making such inquiry, offer or proposal and stating the terms thereof. Each of the Company and Operating Sub shall immediately cease any existing discussions or negotiations with any third party relating to any proposed Alternative Transaction.

     SECTION 7.05. Audited Financials. The Company and Operating Sub shall use their best efforts to conduct at their own expense an audit under GAAP, consistently applied, to produce Audited Financial Statements, to the extent that such financial statements are required for purposes of compliance with Securities and Exchange Commission rules applicable to the Purchaser.

     SECTION 7.06. Parachute Payments. Prior to the Closing, the Company shall take all actions necessary under Section 280G(b)(5) of the Code such that (i) the acceleration of vesting of any Stock Options occurring in connection with the Merger or any event associated with the Merger (such as the elapse of time or a termination of employment or constructive termination of employment following the Merger and (ii) any grant of Stock Options subsequent to September 1, 1999 shall not be considered an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

                                   ARTICLE 8
                         COVENANTS OF THE STOCKHOLDERS

     Each of the Stockholders severally as to such Stockholder, and not jointly, covenants that:

     SECTION 8.01. Compliance with Laws. Such Stockholder and his or her transferees shall comply with all filing and other reporting obligations under all laws, rules and regulations which may be applicable to such Stockholder with respect to the transactions contemplated hereby.

     SECTION 8.02. Conduct of the Company. Such Stockholder will use its best efforts to prevent the Company from breaching any of its obligations set forth in Section 7.01 hereof.

     SECTION 8.03. Stockholder Approval. Such Stockholder agrees to execute a written consent, or otherwise vote in favor of, approving this Agreement and transactions contemplated hereby at the request of the Company.

     SECTION 8.04. Spousal Consents. If applicable, such Stockholder shall obtain a spousal consent substantially in the form of Exhibit B.

                                   ARTICLE 9
       COVENANTS OF THE PURCHASER AND ACQUISITION SUB PENDING THE CLOSING

     The Purchaser and Acquisition Sub covenant and agree that, except as otherwise consented to by the Company, at or prior to the Closing:

     SECTION 9.01. Consents and Approvals. The Purchaser and Acquisition Sub shall use their best efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals from Government Authorities and, to the extent that the rights of the Purchaser and Acquisition Sub under any material contract would be impaired upon consummation of the Merger, all Approvals reasonably requested by the Company or Operating Sub with respect to such contracts or to obtain fulfillment of the conditions set forth in Article Nine hereof.

     SECTION 9.02. Form S-8. The Purchaser shall file as soon as reasonably practicable after the Closing Date with the SEC a registration statement on Form S-8 (or other appropriate form) for the purpose of registering all of the shares of Purchaser Common Stock issuable upon exercise of the Assumed Options.

     SECTION 9.03. Interim Funding. Promptly upon the request of the Company after the date hereof, Purchaser shall lend Operating Sub up to $500,000 (the "Interim Indebtedness"). The Interim Indebtedness shall be secured by a Lien on the personal property and equipment of Operating Sub. The Company and Operating Sub agree to execute such documents and instruments as may be reasonably requested by Purchaser to evidence the Interim Indebtedness and the Lien securing the Interim Indebtedness.

                                   ARTICLE 10
          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AND
                                ACQUISITION SUB

     The obligations of the Purchaser and Acquisition Sub to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

     SECTION 10.01. Representations and Warranties True. The representations and warranties contained in Articles Four and Five hereof, in the Schedules to this Agreement, and in all certificates delivered by the Company or the Stockholders to the Purchaser and Acquisition Sub pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or some other date which shall be true and correct only as of such date).

     SECTION 10.02. Performance of Covenants. The Company and the Stockholders shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     SECTION 10.03. No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

     SECTION 10.04. Approval of Stockholders. This Agreement and the Merger shall have been approved by the requisite vote or action of the Company's stockholders under its Certificate of Incorporation, By-Laws and the DGCL.

     SECTION 10.05. Certificates. The Company, Operating Sub and the Stockholders shall have furnished the Purchaser and Acquisition Sub with such certificates to evidence compliance with the conditions set forth in this Article Ten as may be reasonably requested by Purchaser.

     SECTION 10.06. Consents. The Company and Operating Sub shall have obtained all consents under the Contracts, License Agreements and the Real Property Leases listed on Schedule 4.23(b) hereto and all other consents required in connection with the consummation of the transactions contemplated by this

Agreement shall have been obtained the failure of which to obtain would have a Material Adverse Effect on the Condition of the Company or Operating Sub.

     SECTION 10.07. Payment of Company Indebtedness. The Purchaser shall arrange for the repayment in full upon Closing of all amounts due under the CA
Note in cash, and the holders of Promissory Notes listed in Schedule 3.07 shall have received Purchaser Common Stock from the Purchaser in accordance with
Section 3.07. Each of the Security Agreement between the Company and Computer Associates International dated as of June 30, 1999 and the Security Agreement between the Company and/or Operating Sub and a lender codenamed XYZ Corp. shall have been terminated.

     SECTION 10.08. No Material Adverse Effect. There shall have been, between the Balance Sheet Date and the Closing Date, no Material Adverse Effect on the Company or Operating Sub.

     SECTION 10.09. Delivery of Good Standing Certificates and Corporate Resolutions. The Purchaser shall have received certificates of good standing with respect to each of the Company and the Operating Sub issued by the jurisdiction of its incorporation and the jurisdictions listed on Schedules 4.01(a) and 4.01(b). The Purchaser shall have received copies of the resolutions of the Company, Operating Sub and their stockholders approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

     SECTION 10.10. Notes Receivable. All notes receivable from the Stockholders or the employees of either the Company or Operating Sub shall have been repaid in full in accordance with their terms.

     SECTION 10.11. Spousal Consents. The Purchaser shall have received a spousal consent from each Stockholder and holder of a Stock Option, Promissory Note or Warrant where applicable.

     SECTION 10.12. Escrow Agreement. The Stockholders shall have delivered to the Purchaser an executed Escrow Agreement in a form reasonably satisfactory to the Purchaser, the Stockholder and the Company.

     SECTION 10.13. Audited Financial Statements. The Company shall have provided to the Purchaser the Audited Financial Statements. With respect to any date or any period covered by both the Financial Statements and the Audited Financial Statements, the Audited Financial Statements shall have shown no material change in the overall consolidated financial position or results of operations of the Company (except with respect to the financial indebtedness of the Company) as compared with the Financial Statements for such date or period.

     SECTION 10.14. Purchase of the Residual Shares. The Residual Shares shall have been delivered to the Purchaser by Computer Associates in accordance with the CA Agreement.

     SECTION 10.15. Warrant Exercise. Each outstanding and unexercised Warrant shall have been exercised in full, and the holder thereof shall have purchased shares of Company Common Stock from the Company pursuant to the terms of such Warrant and the Warrant Exercise Agreement between such holder, Purchaser and the Company.

     SECTION 10.16. Noncompetition Agreements. Proprietary Information, Confidentiality, and Noncompetition Agreements between each Stockholder and the Purchaser dated the date hereof shall be in full force and effect.

     SECTION 10.17. FIRPTA Certificate. The Company and the Operating Sub shall each have delivered a certification dated not more than 30 days prior to the Closing Date, signed by the Company and the Operating Sub respectively, to the effect that the Company or the Operating Sub, as the case may be, is not, nor has been within 5 years of the date of the certification, a "United States real property holding corporation" as defined in Section 897 of the Code.

                                   ARTICLE 11
     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY, OPERATING SUB
                              AND THE STOCKHOLDERS

     The obligations of the Company, Operating Sub and the Stockholders to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

     SECTION 11.01. Representations and Warranties True. The representations and warranties contained in Article Five hereof and in all certificates delivered by the Purchaser or Acquisition Sub to the Company pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or such other date which shall be true and accurate only as of such date).

     SECTION 11.02. Performance of Covenants. The Purchaser and Acquisition Sub shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

     SECTION 11.03. No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

     SECTION 11.04. Certificates. The Purchaser and Acquisition Sub shall have furnished the Company, Operating Sub and the Stockholders with such certificates to evidence compliance with the conditions set forth in this Article Eleven as may be reasonably requested by Purchaser.

     SECTION 11.05. Delivery of Good Standing Certificates and Corporate Resolutions. The Company shall have received certificates of good standing with respect to each of the Purchaser and Acquisition Sub issued by the jurisdiction of its incorporation and the jurisdictions listed on Schedule 6.01. The Company shall have received copies of the resolutions of the Purchaser and the Acquisition Sub approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

     SECTION 11.06. Escrow Agreement. The Purchaser shall have delivered to the Stockholders an executed Escrow Agreement.

     SECTION 11.07. Payment of Company Indebtedness. The Purchaser shall have arranged for the repayment in full upon Closing of all amounts due under the CA
Note in cash, and the holders of Promissory Notes listed in Schedule 3.07 shall have received Purchaser Common Stock from the Purchaser in accordance with
Section 3.07.

     SECTION 11.08. Purchase of the Residual Shares. The Residual Shares shall have been delivered to the Purchaser by Computer Associates in accordance with the CA Agreement.

                                   ARTICLE 12
                                   INDEMNITY

     SECTION 12.01. Indemnification. (a) Each of the Company, the Operating Sub and the Stockholders, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Purchaser, Acquisition Sub and their officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a "Buyer Party" and collectively "Buyer Parties") from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by the Purchaser, in any Action (x) between a Buyer Party and the Company, Operating Sub or any Stockholder or (y) between a Buyer Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Company, Operating Sub, or any Stockholder in connection with the Closing; and (ii) the nonfulfillment of any covenant or agreement on the part of the Company, Operating Sub, or any Stockholder set forth in this Agreement or in any agreement or certificate executed and delivered by the Company, Operating Sub, or any Stockholder pursuant to this Agreement or in the transaction contemplated hereby. Nothing in this Agreement shall be interpreted to impose an obligation on Computer Associates to indemnify any Buyer Party.

     (b) Each of the Purchaser and Acquisition Sub, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless (i) each Stockholder and his successors and assigns and (ii) the Company and Operating Sub and their respective officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a "Seller Party" and collectively "Seller Parties") from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by the Company, Operating Sub or the Stockholders, in any Action (x) between the Purchaser or Acquisition Sub and a Seller Party or (y) between a Seller Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Purchaser or Acquisition Sub in connection with the Closing; and (ii) the nonfulfillment of any covenant or agreement on the part of the Purchaser or Acquisition Sub set forth in this Agreement or in any agreement or certificate executed and delivered by the Purchaser or Acquisition Sub pursuant to this Agreement or in the transaction contemplated hereby.

     (c) Notwithstanding the foregoing provisions of this Section 12.01(a) and
(b), if the Closing occurs, (i) each Stockholder hereby waives any right of contribution, reimbursement or other rights of recovery that they might otherwise have against the Company or Operating Sub in connection with any such indemnification or other obligations, (ii) the Company and Operating Sub shall each be deemed to be a Buyer Party, and (iii) the representations and warranties made by the Company and Operating Sub shall terminate (it being understood that the representations and warranties made by the Stockholders in Articles 4 and 5 will continue to survive).

     (d) Notwithstanding anything contained in Article Twelve to the contrary, there shall be no liability for indemnification under this Section 12.01 (i) unless the aggregate amount of Damages exceeds $100,000 (the "Indemnity Basket") or (ii) to the extent that an Indemnified Party has suffered, incurred, sustained or become subject to, Damages by reason of all such claims in excess of the Indemnification Escrow Fund, and no Indemnifying Party shall be obligated to pay more than the Indemnification Escrow Fund under Article Twelve; provided, however, that the Indemnity Basket shall not apply in the event that liability arises out of or in connection with a breach of the representations or warranties in any of Section 4.01, 4.02, 4.03, 4.05, 4.16 or
Article 5, or for a breach of the covenants contained in Article 14.

     SECTION 12.02. Notice of Claims. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter, all information and documentation necessary to support and verify any Damages which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 12.01 hereof, and the Indemnifying Party and its agents shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

     SECTION 12.03. Matters Involving Third Parties. (a) If any third party shall commence an Action against any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification under Section 12.01, the Indemnified Party shall notify the Indemnifying Party in writing as soon as practicable.

     (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice and reasonably acceptable to the Indemnified Party so long as (i) the Indemnifying Party shall notify the Indemnified Party in writing (within ten days after its receipt of notice of the Third Party Claim) that the Indemnified Party will be entitled to indemnification under Section 12.01 hereof from and against any Damages the Indemnified Party may suffer arising out of the Third Party Claim and (ii) the

Indemnifying Party diligently conducts the defense of the Third Party Claim. It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of a claim (including any Third Party Claim) will relieve the Indemnifying Party thereby unless said Indemnifying Party is prejudiced by such failure to give notice.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12.03(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, (iii) the Indemnified Party shall cooperate within reason with the Indemnifying Party's defense of such Third Party Claim and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 12.03, if an Indemnified Party withholds its consent to a settlement or elects to defend any claim, where but for such action the Indemnifying Party could have settled such claim, the Indemnifying Party shall be required to indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim.

     SECTION 12.04. Release. Effective as of the Closing, each of the Stockholders hereby irrevocably waives and releases the Company and Operating Sub of, from and against any and all claims or causes of actions for Damages that he has, may have, or has had at any time on or before the Closing.

                                   ARTICLE 13
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 13.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by mutual consent of the Purchaser and the Company;

     (b) by either the Purchaser or the Company if the Closing has not occurred prior to February 15, 2000, provided that the right to terminate this Agreement under this Section 13.01(b) shall not be available to either party whose material misrepresentations, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

     (c) by either the Purchaser or the Company if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties or covenants set forth in this Agreement which is not cured within ten Business Days after such other party has been notified in writing of the intent to terminate this Agreement pursuant to this clause
(iii); or

     (d) by either the Purchaser or the Company, if any permanent injunction or action by any court or other Governmental Authority of competent jurisdiction enjoining, denying Approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable.

     SECTION 13.02. Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 13.01 hereof, this Agreement shall forthwith become void (except for Sections 14.02, 14.03 and 14.05 and this Section 13.02) and there shall be no Action on the part of the Company, Acquisition Sub, the Stockholders, the Purchaser or Operating Sub or their respective officers, directors or affiliates; provided, that, if such termination shall result from the willful breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach. In the event of termination hereunder prior to the Closing, the Purchaser and Acquisition Sub shall return promptly to the Company all documents, work papers and other material of the Company and Operating Sub furnished or made available to the Purchaser and Acquisition Sub or their representatives or agents and all copies thereof, and no information received by the Purchaser or Acquisition Sub shall be revealed to any third party nor used for the advantage of the Purchaser or Acquisition Sub or any other party.

     SECTION 13.03. Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. The Company, the Purchaser and Acquisition Sub may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Department of State of the State of Delaware; provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of any Constituent Corporation shall not (i) alter or change the amount or class of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     SECTION 13.04. Extension, Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                   ARTICLE 14
                                OTHER AGREEMENTS

     The parties hereto agree that:

     SECTION 14.01. Best Efforts. The Company, the Stockholders and the Purchaser shall each cooperate with the others and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and
(ii) obtain all Approvals required to be obtained from any third party necessary, proper or advisable to consummate the Merger and other transactions contemplated by this Agreement.

     SECTION 14.02. Access to Information. Subject to the terms set forth in that certain Non-Disclosure Agreement among the Company and the Purchaser (the "Non-Disclosure Agreement"), which is incorporated by reference herein, respecting due diligence investigation and certain other matters, each of the parties hereto shall afford each other's employees, auditors, legal counsel and other authorized representatives, all reasonable opportunity and access during normal business hours to inspect, investigate, audit and interview the respective assets, liabilities, contracts, each of the other's operations, business, employees and officers before the Closing. These activities shall be conducted in a reasonable manner during regular business hours using reasonable efforts to minimize interference with each party's respective business operations. Each of the parties hereto shall promptly and completely provide all disclosures requested by the other parties or their agents.

     SECTION 14.03. Public Announcements. At the proper time, as determined by the parties hereto in good faith consultation with each other, the parties hereto shall issue a press release or make a public statement concerning this Agreement and the related transactions containing disclosure which is mutually agreeable to the parties; provided, that prior to the issuance of a press release, none of the parties hereto shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, consideration to be paid or other facts related to this Agreement and the related transactions, except to the extent permitted by the Non-Disclosure Agreement. Notwithstanding the foregoing, the Purchaser may make such disclosures as may be required (based on the advice of counsel) due to its status as a public company, after good faith consultation with the other parties hereto.

     SECTION 14.04. Notices of Certain Events. (a) Each of the parties hereto shall promptly notify the other party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement if the failure of any of the parties hereto, as the case may be, to obtain such consent would result in a Material Adverse Effect on any of the parties hereto, as applicable; and (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

     (b) The parties hereto shall promptly notify the other party of any Actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 14.05. Expenses. The Purchaser, Acquisition Sub, the Company and Operating Sub shall each bear their own expenses (including those of counsel and accountants) incurred by any of them in connection with this Agreement and the transactions contemplated herein.

     SECTION 14.06. Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges, understands and agrees that any breach or threatened breach by such party or such party's Affiliates of Sections 14.02 or 14.03 will cause irreparable injury to the other party and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall have the right and remedy (in addition to any other rights or remedies available at law or in equity, including, money damages) to have the provisions of such Sections 14.02 or 14.03 specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

     SECTION 14.07. Issuance of New Share Options. When the Purchaser grants options to its employee base after the Closing, Purchaser shall grant to the employees of Operating Sub options to acquire Purchaser Common Stock in amounts and terms generally commensurate with share options granted by Purchaser generally to employees of similar rank and experience, using similar criteria for such grants as used in granting options to Purchaser's employees. Notwithstanding the preceding sentence, the Company acknowledges that the Purchaser intends to grant options to a certain group of its existing employees and that the employees of the Company and Operating Sub shall not participate in such non-broad based grants and that such non-broad based grants shall not be considered precedent for the grants to be made to employees of the Company and Operating Sub following the Closing.

                                   ARTICLE 15
                                 MISCELLANEOUS

     SECTION 15.01. Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the Non-Disclosure Agreement embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

     SECTION 15.02. Assignment. Except as set forth in this Section 16.02, this Agreement may not be assigned (whether by operation of law or otherwise) by any party without the prior written consent of the other parties hereto. The Purchaser and the Acquisition Sub may assign this Agreement to any of their wholly-owned subsidiaries without the prior written consent of the Company; provided, that such assignment shall not release the Purchaser or Acquisition Sub from their respective obligations under this Agreement . Subject to the foregoing, this

Agreement shall be binding upon, and shall inure to the benefits of, the parties hereto and their respective heirs, personal representatives successors and assigns, and shall not confer any third party beneficiary rights upon any person who is not a party hereto.

     SECTION 15.03. Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties agree that all Actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the federal or state courts located in the County of New York, State of New York. The Purchaser, Acquisition Sub and the Company and the Stockholders hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the County of New York, State of New York for the purpose of any such Action or proceeding.

     SECTION 15.04. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 15.05. Headings and Exhibits. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Schedules and documents referred to in this Agreement are an integral part of this Agreement.

     SECTION 15.06. Survival of Representations, Warranties and Covenants. All representations and warranties made by any party in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive for one year after the Closing; provided, however, that (i) in the event of fraud by any party, the representations and warranties of the party shall survive the Closing for an indefinite period of time, and (ii) the representations and warranties in Sections 4.01, 4.02, 4.03, 4.05, and 4.16 and Article 5, shall survive until the expiration of the applicable statute of limitations, or if there is no applicable statute of limitations, such representations and warranties shall survive indefinitely. Notwithstanding the foregoing, if a claim notice is sent pursuant to Section 12.02, the representation or warranty with respect to which such claim notice is sent, and the related indemnification obligations set forth in Article Twelve with respect to the claim notice, shall survive until the resolution of the claim for Damages to which such claim notice relates, or such longer period as provided in subsections (i) and (ii) hereof. All covenants made by any party pursuant to this Agreement shall survive the Closing pursuant to their terms.

     SECTION 15.07. Notices. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, by facsimile transmission to the respective facsimile numbers designated below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

     If to the Purchaser, Acquisition Sub, the Surviving Corporation or Operating Sub (post-Closing):

                  Modem Media.Poppe Tyson, Inc.
                  230 East Avenue
                  Norwalk, Connecticut  06855
                  Attention:  General Counsel
                  Facsimile No.:  203/299-7060

     With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Attention: John Buttrick
                  Facsimile No.: (212) 450-4800

     If to the Company, Operating Sub (pre-Closing) or the Stockholders:

                  Vivid Holdings, Inc.
                  510 Third Street
                  San Francisco, CA 94107
                  Attention: Craig Wingate
                  Facsimile No.: (415) 512-7202

     With a copy to:

                  Pillsbury Madison & Sutro LLP
                  50 Fremont Street
                  San Francisco, CA 94105
                  Attention: Linda C. Williams, Esq.
                  Facsimile No.: (415) 983-1200

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     SECTION 15.08. Counterparts. This Agreement may be executed in any number of counterparts (which may be by facsimile) each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     SECTION 15.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                            [Execution Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    MODEM MEDIA.POPPE TYSON, INC.


                                    By  /s/ Gerald M. O'Connell
                                        ----------------------------------------
                                        Gerald M. O'Connell
                                        Chief Executive Officer


                                    MODEM MEDIA.POPPE TYSON
                                      MERGER CORP.


                                    By  /s/ Gerald M. O'Connell
                                        ----------------------------------------
                                        Gerald M. O'Connell
                                        Chief Executive Officer


                                    VIVID HOLDINGS, INC.


                                    By  /s/ Craig Wingate
                                        ----------------------------------------
                                        Name: Craig Wingate
                                        Title: President


                                    VIVID PUBLISHING, INC.


                                    By  /s/ Craig Wingate
                                        ----------------------------------------
                                        Name: Craig Wingate
                                        Title: Chief Executive Officer


                                    STOCKHOLDERS

                                    /s/ Craig Wingate
                                    --------------------------------------------
                                    Name: Craig Wingate

                                    /s/ Ken Fromm
                                    --------------------------------------------
                                    Name: Ken Fromm

                                    /s/ Nathan Shedroff
                                    --------------------------------------------
                                    Name: Nathan Shedroff